Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 8-K, of our report dated April 29, 2015 of CLS Holdings USA, Inc., relating to the financial statements as of December 31, 2014 and September 30, 2014 and for the years then ended, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas

April 29, 2015